Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

EXCHANGE ACT RULE 13a-14(a)

I, Kevin Palatnik, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Coherent, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 27, 2021

By:	/s/ KEVIN PALATNIK
Kevin Palatnik
Executive Vice President and Chief Financial Officer